UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2016 (January 27, 2016)

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street

Sunnyvale, California 94086

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.05   Amendments to the Registrant’s Code Of Ethics, or Waiver of a Provision of the Code Of Ethics.

On January 27, 2016, the Board of Directors (the “Board”) of the Viveve Medical, Inc. (the “Company”) approved a waiver of the Company’s Policy on Insider Trading and Code of Business Conduct and Ethics (the “Policies”) in connection with the acquisition of a warrant (the “Warrant”), to purchase up to an aggregate of 202,000 shares of the common stock of the Company, no par value, to Alta Bioequities, L.P. (“Alta”), an affiliate of Daniel Janney. Mr. Janney is a director of the Company and also the Managing Director of Alta Bioequities Management, LLC, who is the general partner of Alta. Under the terms of the Policies, trading in the Company’s securities during certain “blackout” periods (as described in the Policies) by any persons covered by the Policies, including the Company’s officers and directors, is prohibited. As a result, the Board reviewed the facts surrounding the purchase of the Warrant by Alta, an affiliate of Mr. Janney, and the relevant provisions of the Policies. After due consideration of the purpose and intent of the Policies, the information currently in the public market relating to the Company, management’s expectations relating to the fourth quarter financial results and the fact that the Company’s warrants are not traded in the public market, among other factors, the Board determined that a one-time waiver of such provisions, as they relate to the sale of the Warrant to Alta during the current “blackout” period, was appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: February 2, 2016	By:	/s/ Patricia Scheller
Patricia Scheller Chief Executive Officer

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